Exhibit 4.2
CA, Inc.
OFFICERS’ CERTIFICATE
Pursuant to Section 2.2 of the Indenture
     CA, Inc., a Delaware corporation (the “Company”), hereby certifies, through its Chief Financial Officer, Nancy E. Cooper, and its Treasurer, James Hodge, pursuant to Section 2.2 of the Indenture (the “Indenture”), dated as of June 1, 2008, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as follows:
     1. Pursuant to authority delegated by the Board of Directors on November 5, 2009 to the Pricing Committee thereof, the Company has created a series of senior debt securities of the Company, designated as the 5.375% Senior Notes due 2019 (the “Notes”), to be issued under the Indenture, and authorized the sale of $750,000,000 aggregate principal amount of the Notes.
     2. The terms of the Notes are as follows:
     (a) the title of the Notes will be 5.375% Senior Notes due 2019 (CUSIP: 12673PAC9);
     (b) the price at which the Notes will be issued will be 99.162% of the principal amount of the Notes;
     (c) the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture will not be limited, provided that the Company will be permitted to issue Notes after the date hereof only if, at the time of such issuance, the Company is in compliance with the covenants contained in the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6 thereof);
     (d) the principal of the Notes will be payable on December 1, 2019;
     (e) the Notes will bear interest at the rate of 5.375% per annum from November 13, 2009, payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2010, until the principal of the Notes is paid or made available for payment, and the interest so payable will be paid to the persons in whose name the Notes are registered at the close of business on May 15 or November 15 (whether or not a Business Day) next preceding such June 1 or December 1, respectively;
     (f) the place where (i) principal of and premium, if any, and interest on the Notes will be payable, (ii) the Notes may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served will be at the principal corporate office or agency of the Trustee in the Borough of Manhattan, The City of New York (which initially will be the at 100 Wall Street, Suite 1600, New York, New York 10005);
     (g) the Notes will be subject to redemption as provided in the form thereof set forth in Exhibit A hereto;
     (h) the Notes will be subject to repurchase by the Company at the option of the Holders thereof at the period or periods within which, the price or prices at which and the terms and conditions upon which are provided in the form thereof set forth in Exhibit A hereto;
     (i) the Notes will be subject to repurchase by the Company upon the other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto;
     (j) the Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;
     (k) the Notes will be issued only in registered form without coupons and represented by one or more Global Securities in the form of Exhibit A hereto;
     (l) not applicable;
     (m) the currency of denomination of the Notes will be Dollars;
     (n) the principal of and premium, if any, and interest on the Notes will be paid in Dollars;
     (o) not applicable;
     (p) not applicable;
     (q) not applicable;
     (r) not applicable;
     (s) other than as set forth in paragraph 2(i) above and paragraphs 3 and 4 below, there will be no additions to or changes in the covenants set forth in Article IV or V of the Indenture that apply to the Notes;
     (t) not applicable;
     (u) the Notes will be “senior debt securities” under the Indenture; and
     (v) the Trustee will act as the Registrar, Paying Agent and Service Agent for the Notes.
     3. Notwithstanding Section 4.2 of the Indenture, so long as any of the Notes are outstanding:

     (a) the Company will not itself, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, incur, create, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal Property or upon any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (a “Mortgage”), whether such Principal Property, shares or Indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the Securities of such Series are equally and ratably secured with or, at the option of the Company, prior to such secured Indebtedness; provided, however, that this paragraph 3(a) shall not apply to:
     (i) Mortgages on property, shares of Capital Stock or Indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgage was not incurred in anticipation of such corporation becoming a Restricted Subsidiary;
     (ii) Mortgages on property, shares of Capital Stock or Indebtedness existing at the time of acquisition by the Company or any Restricted Subsidiary (which may include property previously leased by the Company and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition) or Mortgages on property, shares of Capital Stock or Indebtedness to secure the payment of all or any part of the purchase price of the property, shares of Capital Stock or Indebtedness, or Mortgages on property, shares of Capital Stock or Indebtedness to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition or, in the case of property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price of the property, the construction or the making of the improvements;
     (iii) Mortgages in favor of the Company or another Restricted Subsidiary;
     (iv) Mortgages existing on the date of issuance of the Securities of such Series;
     (v) Mortgages on property or other assets of a corporation existing at the time a corporation is merged into or consolidated with either the Company or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to either the Company or any Restricted Subsidiary, provided that this Mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

     (vi) Mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Mortgages;
     (vii) Mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;
     (viii) Mortgages securing all of the Securities of such Series; or
     (ix) extensions, renewals or replacements of any Mortgage referred to in clauses (i) through (viii) above without increase of the principal of the Indebtedness secured by the Mortgage; provided, however, that any Mortgages permitted by any of clauses (i) through (viii) above shall not extend to or cover any property of the Company or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.
     (b) Notwithstanding paragraph 3(a) above, the Company and any Restricted Subsidiary, or any of them, may issue, incur, create, assume or guarantee Indebtedness secured by a Mortgage without equally and ratably securing the Securities of any Series then outstanding, provided that at the time of such issuance, incurrence, creation, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is concurrently being retired, the aggregate amount of all outstanding Indebtedness secured by Mortgages (excluding Mortgages permitted under clauses (i) through (ix) of paragraph 3(a) above does not at such time exceed 10% of Consolidated Net Assets.
     (c) Notwithstanding the paragraphs 3(a) and 3(b) above, any Mortgage securing the Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the Indebtedness secured by the Mortgage giving rise to the Mortgage securing the Securities (including any deemed release upon payment in full of all obligations under such Indebtedness).
     (d) Section 4.2 of the Indenture shall not apply to the Notes.
     4. Notwithstanding Section 4.3 of the Indenture, so long as any of the Notes are outstanding:
     (a) the Company will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement relating to property now owned or hereafter acquired whereby either the Company transfers, or any Restricted Subsidiary transfers, such property to a Person and either the Company or any Restricted Subsidiary leases it back from such Person (a “Sale/Leaseback

Transaction”) with respect to any Principal Property, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary, unless:
     (i) the Company or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur Indebtedness secured by a Mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Securities of such Series pursuant to paragraph 3 above; or
     (ii) the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by the Board of Directors, and the proceeds are applied within 180 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets or to the repayment of Indebtedness of the Company that ranks equally with the Notes or any Indebtedness of the Company’s subsidiaries.
     (b) The restrictions set forth in paragraph 4(a) above will not apply to a Sale/Leaseback Transaction: (i) entered into prior to the date of issuance of the Securities of such Series; (ii) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (iii) under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof; (iv) involving leases for a period of no longer than three years; or (v) in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.
     (c) Notwithstanding the restrictions contained in this paragraph 4, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale/Leaseback Transaction; provided that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into except for the provisions of this paragraph 4(c), together with the aggregate amount of all outstanding Indebtedness secured by Mortgages pursuant to paragraph 3(a) above, does not at such time exceed 10% of Consolidated Net Assets.
     (d) A Sale/Leaseback Transaction shall not be deemed to result in the creation of a Mortgage.
     (e) Section 4.3 of the Indenture shall not apply to the Notes.
     5. Unless otherwise defined herein, terms used herein shall have the meanings set forth in the Indenture, except that:
     “Principal Property” means the principal corporate office of the Company or any manufacturing plants or manufacturing facilities of the Company, together with any land, land improvements, buildings and fixtures related thereto and any machinery and equipment located therein, that:
     (i) is now or hereafter owned or leased by the Company or any subsidiaries of the Company;
     (ii) is located within any of the present 50 states of the United States of America (or the District of Columbia); and
     (iii) has not been determined in good faith by the Board of Directors not to be materially important to the total business conducted by the Company and the subsidiaries of the Company taken as a whole.
     6. Each of the undersigned certifies that, with respect to compliance with the conditions or covenants provided for in the Indenture relating to the establishment of the terms of the Notes:
     (a) each of the undersigned has read all of such covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto;
     (b) each of the undersigned has made an examination or investigation of the Indenture, the Company Order and the records of the Company applicable to the statements contained herein;
     (c) in the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such conditions or covenants been complied with; and
     (d) in the opinion of each of the undersigned, all such conditions or covenants have been complied with.
[Signature page follows]

     IN WITNESS WHEREOF, the Company, through the undersigned officers, signed this certificate and affixed the corporate seal of the Company.
Dated: November 13, 2009

CA, INC.
By:	/s/ Nancy E. Cooper
	Name:	Nancy E. Cooper
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ James H. Hodge
	Name:	James H. Hodge
	Title:	Senior Vice President, Treasurer

Exhibit A
(FACE OF SECURITY)
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.
UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. ___	CUSIP: 12673PAC9	$

ISIN: US12673PAC95
CA, INC.
5.375% SENIOR NOTE DUE DECEMBER 1, 2019
          CA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., as nominee for the Depository, or registered assigns, the principal sum of                                                                   dollars ($                    ) on December 1, 2019 and to pay interest thereon, accruing from November 13, 2009 or the most recent date in respect of which interest has been paid or duly provided for at the rate of 5.375% per annum until the principal hereof is paid or duly provided for, semiannually in arrears on June 1 and December 1 in each year (each an “Interest Payment Date”) commencing June 1, 2010. The interest so payable shall be paid, as provided in the Indenture, to the Holder of this Global Security at the close of business on May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the applicable Interest Payment Date (each an “Interest Record Date”). Interest on this Global Security will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payment of the principal of and premium, if any, and interest on this Global Security will be made at the principal corporate office or agency of the Trustee in the Borough of Manhattan, The City of New York, New York.
     Reference is hereby made to the further provisions of this Global Security set forth on the reverse hereof, which such further provisions will for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature pages follow]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: November 13, 2009

CA, INC.
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is a Global Security of the series designated herein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
     as Trustee

By:
Authorized Signatory
Dated: November 13, 2009

(REVERSE OF SECURITY)
CA, INC.
5.375% SENIOR NOTES DUE DECEMBER 1, 2019
     This Security is a Global Security evidencing a security of the duly authorized series of securities of the Company designated as its 5.375% Senior Notes due December 1, 2019 (the securities of such series are herein called the “Securities”), issued under an Indenture, dated as of June 1, 2008 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture). The terms of this Global Security include those stated in, or made pursuant to, the Indenture. The Securities are subject to all such terms, and reference is made to the Indenture, all indentures supplemental thereto and all written instruments of the Company establishing such terms for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     The Securities shall be redeemable, at the Company’s option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice. Upon redemption of the Securities, the Company shall pay a redemption price (the “Redemption Price”) equal to the greater of:
(a)	100% of the principal amount of the Securities to be redeemed; and

(b)	the sum of the present values of the Remaining Scheduled Payments (as defined below) of the Securities to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, provided that the principal amount of each Security remaining outstanding after redemption in part will be $2,000 or an integral multiple of $1,000 in excess thereof;
in each case plus accrued interest thereon to, but excluding, the date of redemption (the “Redemption Date”).
     If the Redemption Date is on or after an Interest Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Securities are registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.
     The following terms have the following meanings:
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

     “Comparable Treasury Price” means, with respect to any Redemption Date, the Reference Treasury Dealer Quotations for that Redemption Date.
     “Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.
     “Reference Treasury Dealer” means each of Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors and two other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by the Company so long as the entity is a primary U.S. Government securities dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date, after excluding the highest and lowest of such quotations, unless the Trustee obtains fewer than four such quotations, in which case the average of all of such quotations.
     “Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date therefor; provided, however, that, if that Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to that Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the third Business Day immediately preceding that Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
     Notice of any redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee not more than 60 days before the Redemption Date by such method as the Trustee deems fair and appropriate. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities or portions thereof called for redemption.
     The Securities are not subject to any sinking fund requirement.
     If a Change of Control Repurchase Event (as defined below) occurs, unless the Company has exercised its right to redeem all of the Securities as described above, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided that after giving effect to the purchase, any of the Securities that remain outstanding shall have a denomination of $2,000 or integral multiples of $1,000 in excess thereof.
     Within 30 days following any Change of Control Repurchase Event, unless the Company has exercised its right to redeem all of the Securities as described above, the Company shall mail a notice (the “Change of Control Offer”) by first-class mail to each Holder, with a copy to the Trustee, stating:
     (a) that such Change of Control Repurchase Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant interest record date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment”);
     (b) the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”);
     (c) the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Securities repurchased; and
     (d) if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned upon the Change of Control being consummated on or prior to the Change of Control Payment Date.
     On the Change of Control Payment Date, the Company shall, to the extent lawful:
     (i) accept for payment all Securities or portions of Securities (equal to $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an officers’ certificate stating the aggregate principal amount of Securities or portions of Securities being repurchased by the Company.
     The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, provided that each such new security shall be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

     If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name the Security is registered at the close of business on such interest record date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.
     Holders of Securities electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of this Security completed, to the Paying Agent at the address specified in the notice, or transfer their Securities to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
     The Company shall not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to the Change of Control Offer to be made by the Company and repurchases all Securities validly tendered and not withdrawn under the Change of Control Offer.
     The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.
     The following terms have the following meanings:
     “Change of Control” means:
     (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Company’s Voting Stock (such person or group shall be deemed to beneficially own any of the Company’s Voting Stock held by a parent entity if such person or group is the “beneficial owner,” directly or indirectly, of a majority of the voting power of the Voting Stock of such parent entity); or
     (b) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
     (c) the first day on which a majority of the members of the Company’s board of directors cease to be Continuing Directors; or
     (d) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to the Company or one of its subsidiaries; or
     (e) the adoption by the Company’s stockholders of a plan or proposal for its liquidation or dissolution.
Notwithstanding the foregoing, a transaction shall not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the Voting Stock of the holding company.
     “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline.
     “Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who (a) was a member of the Company’s board of directors on the closing date of the offering of the Securities or (b) was nominated for election or elected to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
     “Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.
     “Investment Grade” means BBB- or higher by S&P, Baa3 or higher by Moody’s and BBB- or higher by Fitch, or the equivalent of such ratings by S&P, Moody’s or Fitch or, if S&P, Moody’s or Fitch shall not make a rating on the Securities publicly available, another Rating Agency.
     “Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.
     “Rating Agency” means each of S&P, Moody’s and Fitch or, to the extent S&P, Moody’s or Fitch do not make a rating on the Securities publicly available, a “nationally recognized statistical rating organization” (as such term is defined in Rule 436(g)(2) of the Securities Act of 1933) or “organizations”, as the case may be, selected by the Company (as certified by a resolution of the Company’s board of directors), which shall be substituted for S&P, Moody’s or Fitch, as the case may be.
     “Rating Decline” means the Securities cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period from the date of the public notice of an arrangement that could result in a Change of Control until 60 days following the consummation of such Change of Control (which period will be extended following the consummation of such Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible downgrade in its rating of the Securities).
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.
     “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Global Security or certain restrictive covenants and Events of Default with respect to this Global Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected. Without the consent of any Holder of Securities, the Indenture or the Securities may be amended to cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the Securities or to make any change that does not adversely affect the rights of any Holder of the Securities in any material respect. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all of the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.
     There is no limit on the aggregate principal amount of Securities of this series that may be issued by the Company. Without notice to or consent of any Holder of any Securities of this series, the Company may, from time to time and at any time, issue and sell additional Securities of this series with the same title and terms as this Global Security, except for the issue date, the issue price and the first Interest Payment Date of such additional Securities.

     This Global Security shall be exchangeable for Securities registered in the names of Holders other than the Depository or its nominee only if (i) the Depository notifies the Company that it is no longer willing or able to act as Depository for this Global Security or ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company does not appoint a successor Depository registered as a clearing agency under the Exchange Act within 90 days of such notice or becoming aware that the Depositary is no longer so registered, (ii) an Event of Default with respect to the Securities represented this Global Security shall have occurred and be continuing and the Depositary requests the issuance of certificated securities or (iii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that this Global Security shall be so exchangeable or. In the event this Global Security becomes exchangeable pursuant to the preceding sentence, this Global Security shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of this Global Security with like tenor and terms.
     Except as provided in the immediately preceding paragraph, this Global Security may not be transferred except as a whole by the Depository to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.
     The Indenture and this Global Security shall be governed by, and construed in accordance with, the laws of the State of New York.
     All terms used in this Global Security that are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert social security,
tax identification number or other
identifying number of assignee)

(Please print or type name and address, including postal zip code of assignee)
the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing

attorney to transfer said Global Security on the books of CA, Inc., with full power of substitution in the premises.

Dated:

Signature:

Signature guarantee:

     NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange that is a participant in a recognized Signature Guarantee Medallion Program (or as otherwise acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If the undersigned wants to elect to have this Global Security purchased by CA, Inc. pursuant to the provisions hereof, check the box below:
     ☐
     If the undersigned wants to elect to have only part of this Global Security purchased by CA, Inc. pursuant to the provisions hereof, state the amount the undersigned elects to have purchased:
     $

Dated:

Signature:

Tax Identification Number:

Signature guarantee:

     NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange that is a participant in a recognized Signature Guarantee Medallion Program (or as otherwise acceptable to the Trustee).